Exhibit 99.1

SCHWAB REPORTS RECORD FIRST QUARTER REVENUE
March Core Net New Assets Equal $59.1 Billion, 1Q25 Totals $137.7 Billion
1Q25 Net Revenues Up 18% Year-Over-Year to a Record $5.6 Billion
Quarterly GAAP Earnings Per Share of $.99, $1.04 Adjusted (1) – Up 41% Versus 1Q24

WESTLAKE, Texas, April 17, 2025 – The Charles Schwab Corporation reported net income for the first quarter totaling $1.9 billion, or $.99 earnings per share. Excluding $130 million of pre-tax transaction-related costs, adjusted (1) net income and earnings per share equaled $2.0 billion and $1.04, respectively.

Client Driven Growth	$137.7B 1Q25 Core Net New Assets
“Investors turned to Schwab to navigate an increasingly uncertain environment in 1Q25, entrusting us with $138 billion in core net new assets. This 44% year-over-year increase in asset gathering was powered by our unwavering focus on serving the needs of clients across Retail, Advisor Services, and Workplace Financial Services.”
President & CEO Rick Wurster

Diversified Revenue Growth	18% 1Q25 Revenue Growth vs. 1Q24
“Schwab delivered growth on all fronts during the first quarter, converting robust organic growth, increased trading volumes, strong Managed Investing net inflows, and sustained bank lending momentum into record net revenues totaling $5.6 billion.”
President & CEO Rick Wurster

Balance Sheet Management	$11.8B 1Q25 Reduction in Bank Supplemental Funding (2)
“Client transactional sweep cash equaled $407.8 billion at the end of March – reflecting normal first quarter deployment activity partially offset by client net selling following the re-emergence of market volatility. At the same time, we further reduced Bank Supplemental Funding to $38.1 billion at quarter-end – a 46% decrease versus 1Q24.”
CFO Mike Verdeschi

Opportunistic Capital Return	$1.5B Worth of Common Shares Repurchased
“While continuing to meet the evolving needs of our growing client base, we increased capital return to stockholders during the quarter – including increasing the quarterly common dividend by 8% and repurchasing $1.5 billion worth of common stock.”
CFO Mike Verdeschi

1Q25 Client and Business Highlights

•Net asset gathering helped total client assets increase 9% year-over-year to $9.93 trillion
•Core net new assets of $137.7 billion for the quarter represents a 5.5% annualized growth rate
•New brokerage account openings increased 8% year-over-year to 1.2 million for the quarter, propelling total active brokerage accounts to 37.0 million
•Managed Investing Solutions net inflows grew 15% relative to 1Q24 – setting a new quarterly record
•Margin balances ended the quarter essentially flat versus 4Q24 at $83.6 billion, as investors reduced leverage during the back half of the quarter amidst an increasingly uncertain environment
•Driven by a sharp increase in market volatility, daily average trading volume grew 17% quarter-over-quarter
•Charles Schwab named #1 Overall Broker by StockBrokers.com (3)

	Three Months Ended March 31,		%
Financial Highlights	2025	2024	Change

Net revenues (in millions)	$5,599	$4,740	18%
Net income (in millions)
GAAP	$1,909	$1,362	40%
Adjusted	$2,008	$1,469	37%
Diluted earnings per common share
GAAP	$.99	$.68	46%
Adjusted	$1.04	$.74	41%
Pre-tax profit margin
GAAP	43.8%	37.9%
Adjusted	46.2%	40.9%
Return on average common
stockholders’ equity (annualized)	18%	15%
Return on tangible
common equity (annualized)	35%	39%
Note: Items labeled “adjusted” are non-GAAP financial measures; further details are included on pages 10-12 of this release. All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

1Q25 Financial Commentary

•Quarterly net revenues grew year-over-year by 18% to a record $5.6 billion
•Net interest margin expanded sequentially by 20 basis points to 2.53%
•Client transactional sweep cash balances ended at $407.8 billion, a sequential decline of $10.8 billion, reflecting typical first quarter seasonality as well as client net equity selling during the back half of the quarter
•Bank Supplemental Funding (2) declined $11.8 billion during the quarter to $38.1 billion at March month-end
•Asset management and administration fees increased by 14% year-over-year to $1.5 billion as organic growth and product utilization more than offset the impact of recent equity market weakness
•Trading revenue increased 11% versus 1Q24 due to higher volumes
•GAAP expenses for the quarter increased 7% versus 1Q24; excluding first quarter amortization of acquired intangibles of $130 million, adjusted total expenses (1) were up 8% year-over-year
•Capital ratios across the firm continued to strengthen – including preliminary consolidated Tier 1 Leverage and adjusted Tier 1 Leverage (1) reaching 9.9% and 7.1%, respectively
•Increased the quarterly common stock dividend by 8% to $.27 per share
•Repurchased 19.2 million shares of our common stock for $1.5 billion in connection with The Toronto-Dominion Bank’s secondary offer

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.
(2) Bank Supplemental Funding includes repurchase agreements at the banks, Schwab Bank Certificates of Deposit (CDs), and Federal Home Loan Bank balances.
(3) StockBrokers.com Annual Awards 2025 was given on January 28, 2025. The criteria, evaluation, and ranking were determined by StockBrokers.com. Companies were assessed in StockBrokers.com’s 7 Primary Categories: Range of Investments, Platforms & Tools, Research, Mobile Trading, Education, Ease of Use, and Overall. See https://www.stockbrokers.com/annual-awards-2025 for more information.

Spring Business Update
The company will host its Spring Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s business results and capital ratios. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 37.0 million active brokerage accounts, 5.5 million workplace plan participant accounts, 2.1 million banking accounts, and $9.93 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com

INVESTORS/ANALYSTS
Jeff Edwards, 817-854-6177
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net Revenues
Interest revenue	$3,757	$3,941
Interest expense	(1,051)	(1,708)
Net interest revenue	2,706	2,233
Asset management and administration fees	1,530	1,348
Trading revenue	908	817
Bank deposit account fees	245	183
Other	210	159
Total net revenues	5,599	4,740
Expenses Excluding Interest
Compensation and benefits	1,672	1,538
Professional services	269	241
Occupancy and equipment	274	265
Advertising and market development	96	88
Communications	153	141
Depreciation and amortization	217	228
Amortization of acquired intangible assets	130	130
Regulatory fees and assessments	89	125
Other	244	186
Total expenses excluding interest	3,144	2,942
Income before taxes on income	2,455	1,798
Taxes on income	546	436
Net Income	1,909	1,362
Preferred stock dividends and other	113	111
Net Income Available to Common Stockholders	$1,796	$1,251
Weighted-Average Common Shares Outstanding:
Basic	1,817	1,825
Diluted	1,822	1,831
Earnings Per Common Shares Outstanding:
Basic	$.99	$.69
Diluted	$.99	$.68

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-25 % change		2025	2024
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-24	Q4-24	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	21%	7%	$2,706	$2,531	$2,222	$2,158	$2,233
Asset management and administration fees	14%	1%	1,530	1,509	1,476	1,383	1,348
Trading revenue	11%	4%	908	873	797	777	817
Bank deposit account fees	34%	2%	245	241	152	153	183
Other	32%	20%	210	175	200	219	159
Total net revenues	18%	5%	5,599	5,329	4,847	4,690	4,740
Expenses Excluding Interest
Compensation and benefits	9%	9%	1,672	1,533	1,522	1,450	1,538
Professional services	12%	(9)%	269	297	256	259	241
Occupancy and equipment	3%	(1)%	274	276	271	248	265
Advertising and market development	9%	(5)%	96	101	101	107	88
Communications	9%	17%	153	131	147	172	141
Depreciation and amortization	(5)%	(3)%	217	224	231	233	228
Amortization of acquired intangible assets	—	—	130	130	130	129	130
Regulatory fees and assessments	(29)%	—	89	89	88	96	125
Other	31%	—	244	243	259	249	186
Total expenses excluding interest	7%	4%	3,144	3,024	3,005	2,943	2,942
Income before taxes on income	37%	7%	2,455	2,305	1,842	1,747	1,798
Taxes on income	25%	17%	546	465	434	415	436
Net Income	40%	4%	1,909	1,840	1,408	1,332	1,362
Preferred stock dividends and other	2%	(8)%	113	123	109	121	111
Net Income Available to Common Stockholders	44%	5%	$1,796	$1,717	$1,299	$1,211	$1,251
Earnings per common share:
Basic	43%	5%	$.99	$.94	$.71	$.66	$.69
Diluted	46%	5%	$.99	$.94	$.71	$.66	$.68
Dividends declared per common share	8%	8%	$.27	$.25	$.25	$.25	$.25
Weighted-average common shares outstanding:
Basic	—	(1)%	1,817	1,831	1,829	1,828	1,825
Diluted	—	(1)%	1,822	1,836	1,834	1,834	1,831
Performance Measures
Pre-tax profit margin			43.8%	43.3%	38.0%	37.2%	37.9%
Return on average common stockholders’ equity (annualized) (1)			18%	18%	14%	14%	15%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	10%	(17)%	$35.0	$42.1	$34.9	$25.4	$31.8
Cash and investments segregated	48%	1%	38.4	38.2	33.7	21.7	25.9
Receivables from brokers, dealers, and clearing organizations	(29)%	21%	2.9	2.4	3.4	3.2	4.1
Receivables from brokerage clients — net	19%	(1)%	84.4	85.4	74.0	72.8	71.2
Available for sale securities	(26)%	(10)%	74.8	83.0	90.0	93.6	101.1
Held to maturity securities	(8)%	(2)%	143.8	146.5	149.9	153.2	156.4
Bank loans — net	15%	4%	47.1	45.2	43.3	42.2	40.8
Total assets	(1)%	(4)%	462.9	479.8	466.1	449.7	468.8
Bank deposits	(9)%	(5)%	246.2	259.1	246.5	252.4	269.5
Payables to brokers, dealers, and clearing organizations (2)	134%	18%	15.7	13.3	16.4	5.9	6.7
Payables to brokerage clients	20%	(1)%	100.6	101.6	89.2	80.0	84.0
Accrued expenses and other liabilities (2)	1%	(11)%	11.0	12.3	11.2	10.6	10.9
Other short-term borrowings	(18)%	15%	6.9	6.0	10.6	10.0	8.4
Federal Home Loan Bank borrowings	(52)%	(31)%	11.5	16.7	22.6	24.4	24.0
Long-term debt	(6)%	(4)%	21.5	22.4	22.4	22.4	22.9
Total liabilities	(3)%	(4)%	413.4	431.5	418.8	405.7	426.4
Stockholders’ equity	17%	2%	49.5	48.4	47.2	44.0	42.4
Total liabilities and stockholders' equity	(1)%	(4)%	462.9	479.8	466.1	449.7	468.8
Other
Full-time equivalent employees (at quarter end, in thousands)	(2)%	—	32.1	32.1	32.1	32.3	32.6
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	28%	(40)%	$156	$258	$135	$92	$122
Expenses excluding interest as a percentage of average client assets (annualized)			0.12%	0.12%	0.12%	0.13%	0.14%
Clients’ Daily Average Trades (DATs) (in thousands)	24%	17%	7,391	6,312	5,697	5,486	5,958
Number of Trading Days	(2)%	(5)%	60.0	63.0	63.5	63.0	61.0
Revenue Per Trade (3)	(9)%	(7)%	$2.05	$2.20	$2.20	$2.25	$2.25

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Beginning in the fourth quarter of 2024, payables to brokers, dealers, and clearing organizations are presented separately from accrued expenses and other liabilities. Prior period amounts have been reclassified to reflect this change. Payables to brokers, dealers, and clearing organizations include securities loaned.
(3) Revenue per trade is calculated as trading revenue divided by the product of DATs multiplied by the number of trading days.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2025			2024
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$30,483	$328	4.31%	$33,791	$454	5.31%
Cash and investments segregated	38,611	412	4.27%	29,297	388	5.24%
Receivables from brokerage clients	83,137	1,382	6.65%	63,804	1,260	7.81%
Available for sale securities (1)	84,590	433	2.05%	111,867	594	2.12%
Held to maturity securities (1)	144,401	622	1.72%	157,410	690	1.75%
Bank loans	46,043	493	4.32%	40,529	440	4.36%
Total interest-earning assets	427,265	3,670	3.44%	436,698	3,826	3.48%
Securities lending revenue		60			76
Other interest revenue		27			39
Total interest-earning assets	$427,265	$3,757	3.52%	$436,698	$3,941	3.59%
Funding sources
Bank deposits	$245,719	$436	0.72%	$274,368	$921	1.35%
Payables to brokers, dealers, and clearing organizations (2)	14,177	137	3.88%	5,513	55	3.96%
Payables to brokerage clients	90,173	51	0.23%	68,343	73	0.43%
Other short-term borrowings	6,695	82	4.96%	7,385	103	5.61%
Federal Home Loan Bank borrowings	10,725	133	4.94%	24,857	330	5.27%
Long-term debt	22,281	212	3.81%	25,000	224	3.59%
Total interest-bearing liabilities (2)	389,770	1,051	1.09%	405,466	1,706	1.69%
Non-interest-bearing funding sources (2)	37,495			31,232
Other interest expense		—			2
Total funding sources	$427,265	$1,051	0.99%	$436,698	$1,708	1.57%
Net interest revenue		$2,706	2.53%		$2,233	2.02%
(1) Amounts have been calculated based on amortized cost.
(2) Beginning in the fourth quarter of 2024, payables to brokers, dealers, and clearing organizations is presented separately from non-interest-bearing funding sources and included in total interest-bearing liabilities. This line item includes securities loaned and related interest expense. Prior period amounts have been reclassified to reflect this change.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2025			2024
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$621,474	$418	0.27%	$499,887	$336	0.27%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	658,588	122	0.08%	539,661	107	0.08%
Mutual Fund OneSource® and other no-transaction- fee funds	359,696	222	0.25%	314,576	209	0.27%
Other third-party mutual funds and ETFs	623,647	103	0.07%	605,625	106	0.07%
Total mutual funds, ETFs, and CTFs (1)	$2,263,405	$865	0.15%	$1,959,749	$758	0.16%
Managed investing solutions (1)
Fee-based	$590,483	$569	0.39%	$506,133	$503	0.40%
Non-fee-based	120,442	—	—	106,032	—	—
Total managed investing solutions	$710,925	$569	0.32%	$612,165	$503	0.33%
Other balance-based fees (2)	841,555	77	0.04%	719,447	69	0.04%
Other (3)		19			18
Total asset management and administration fees		$1,530			$1,348
(1) Managed investing solutions includes managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Wasmer SchroederTM Strategies, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee managed investing solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for managed investing solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-25 % Change		2025	2024
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-24	Q4-24	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents, and bank deposits	(1)%	(4)%	$345.2	$358.8	$334.1	$330.7	$348.2
Bank deposit account balances	(7)%	(4)%	83.7	87.5	84.0	84.5	90.2
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	24%	8%	641.5	596.5	562.1	533.6	515.7
Equity and bond funds and CTFs (2)	10%	(2)%	227.0	232.2	228.9	214.4	206.0
Total proprietary mutual funds and CTFs	20%	5%	868.5	828.7	791.0	748.0	721.7
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other no-transaction-fee funds	3%	(2)%	340.3	347.8	358.0	344.8	329.2
Mutual fund clearing services	13%	—	280.6	280.7	280.8	264.7	248.1
Other third-party mutual funds	1%	(1)%	1,195.4	1,211.1	1,236.5	1,177.5	1,182.9
Total Mutual Fund Marketplace	3%	(1)%	1,816.3	1,839.6	1,875.3	1,787.0	1,760.2
Total mutual fund assets	8%	1%	2,684.8	2,668.3	2,666.3	2,535.0	2,481.9
Exchange-traded funds
Proprietary ETFs (2)	16%	1%	398.2	395.0	385.9	349.6	342.9
Other third-party ETFs	17%	1%	1,960.1	1,940.6	1,888.2	1,738.6	1,676.6
Total ETF assets	17%	1%	2,358.3	2,335.6	2,274.1	2,088.2	2,019.5
Equity and other securities	9%	(5)%	3,765.5	3,972.6	3,839.6	3,648.8	3,467.7
Fixed income securities	—	2%	775.8	762.3	795.4	792.0	779.0
Margin loans outstanding	23%	—	(83.6)	(83.8)	(73.0)	(71.7)	(68.1)
Total client assets	9%	(2)%	$9,929.7	$10,101.3	$9,920.5	$9,407.5	$9,118.4
Client assets by business (4)
Investor Services (5)	9%	(3)%	$5,557.4	$5,721.6	$5,576.7	$5,317.5	$5,108.9
Advisor Services (6)	9%	—	4,372.3	4,379.7	4,343.8	4,090.0	4,009.5
Total client assets	9%	(2)%	$9,929.7	$10,101.3	$9,920.5	$9,407.5	$9,118.4
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business (4)
Investor Services (5)	85%	50%	$69.5	$46.2	$37.2	$40.1	$37.6
Advisor Services (6)	24%	1%	62.9	62.2	53.6	34.1	50.6
Total net new assets	50%	22%	$132.4	$108.4	$90.8	$74.2	$88.2
Net market gains (losses)			(304.0)	72.4	422.2	214.9	513.6
Net growth (decline)			$(171.6)	$180.8	$513.0	$289.1	$601.8
New brokerage accounts (in thousands, for the quarter ended)	8%	6%	1,183	1,119	972	985	1,094
Client accounts (in thousands)
Active brokerage accounts	5%	2%	37,011	36,456	35,982	35,612	35,301
Banking accounts	9%	3%	2,050	1,998	1,954	1,931	1,885
Workplace Plan Participant Accounts (7)	4%	2%	5,495	5,399	5,388	5,363	5,277

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of March 31, 2025, off-platform equity and bond funds, CTFs, and ETFs were $34.5 billion, $3.9 billion, and $144.8 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) In the fourth quarter of 2024, Retirement Business Services moved from Advisor Services to Investor Services. Prior periods have been recast.
(5) First quarter of 2025 includes net outflows of $5.3 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2024 includes net outflows of $5.5 billion from off-platform Schwab Bank Retail CDs and an outflow of $0.6 billion from a large international relationship. Third quarter of 2024 includes net outflows of $4.4 billion from off-platform Schwab Bank Retail CDs and an outflow of $0.1 billion from a large international relationship. Second quarter of 2024 includes net inflows of $2.7 billion from off-platform Schwab Bank Retail CDs and an inflow of $10.3 billion from a mutual fund clearing services client. First quarter of 2024 includes net outflows of $7.4 billion from off-platform Schwab Bank Retail CDs.
(6) Fourth quarter of 2024 includes an outflow of $0.3 billion from a large international relationship.
(7) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.

The Charles Schwab Corporation Monthly Activity Report For March 2025

	2024										2025			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	39,807	37,816	38,686	39,119	40,843	41,563	42,330	41,763	44,911	42,544	44,545	43,841	42,002	(4)%	6%
Nasdaq Composite®	16,379	15,658	16,735	17,733	17,599	17,714	18,189	18,095	19,218	19,311	19,627	18,847	17,299	(8)%	6%
Standard & Poor’s® 500	5,254	5,036	5,278	5,460	5,522	5,648	5,762	5,705	6,032	5,882	6,041	5,955	5,612	(6)%	7%
Client Assets (in billions of dollars)
Beginning Client Assets	8,879.5	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7	9,920.5	9,852.0	10,305.4	10,101.3	10,333.1	10,280.2
Net New Assets (1)	41.7	10.0	31.0	33.2	29.0	31.5	30.3	22.7	25.5	60.2	30.5	46.6	55.3	19%	33%
Net Market Gains (Losses)	197.2	(280.9)	327.8	168.0	135.6	134.1	152.5	(91.2)	427.9	(264.3)	201.3	(99.5)	(405.8)
Total Client Assets (at month end)	9,118.4	8,847.5	9,206.3	9,407.5	9,572.1	9,737.7	9,920.5	9,852.0	10,305.4	10,101.3	10,333.1	10,280.2	9,929.7	(3)%	9%
Core Net New Assets (1,2)	45.0	1.0	31.1	29.1	29.0	32.8	33.5	24.6	28.8	61.4	30.6	48.0	59.1	23%	31%
Receiving Ongoing Advisory Services (at month end)
Investor Services	618.5	602.2	624.0	632.9	649.1	663.7	675.1	665.6	688.9	682.0	698.7	703.5	688.8	(2)%	11%
Advisor Services	4,009.5	3,893.9	4,027.3	4,090.0	4,185.4	4,268.1	4,343.8	4,303.3	4,489.2	4,379.7	4,496.6	4,493.2	4,372.3	(3)%	9%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	35,301	35,426	35,524	35,612	35,743	35,859	35,982	36,073	36,222	36,456	36,709	36,861	37,011	—	5%
Banking Accounts	1,885	1,901	1,916	1,931	1,937	1,940	1,954	1,967	1,980	1,998	2,019	2,033	2,050	1%	9%
Workplace Plan Participant Accounts (3)	5,277	5,282	5,345	5,363	5,382	5,373	5,388	5,407	5,393	5,399	5,450	5,464	5,495	1%	4%
Client Activity
New Brokerage Accounts (in thousands)	383	361	314	310	327	324	321	331	357	431	433	362	388	7%	1%
Client Cash as a Percentage of Client Assets (4)	10.0%	10.2%	9.9%	9.7%	9.6%	9.5%	9.5%	9.8%	9.5%	10.1%	9.8%	10.0%	10.6%	60 bp	60 bp
Derivative Trades as a Percentage of Total Trades	21.9%	22.1%	21.9%	21.3%	21.2%	20.8%	21.5%	21.4%	19.7%	18.6%	19.3%	19.9%	19.5%	(40) bp	(240) bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (5)	431,456	423,532	415,950	417,150	417,379	420,191	420,203	422,327	425,789	431,177	431,523	424,805	425,228	—	(1)%
Average Margin Balances	66,425	68,827	67,614	69,730	73,206	73,326	72,755	74,105	76,932	81,507	82,551	84,233	82,725	(2)%	25%
Average Bank Deposit Account Balances (6)	90,774	88,819	86,844	85,195	83,979	82,806	82,336	83,261	84,385	85,384	84,790	83,089	84,302	1%	(7)%
Mutual Funds and Exchange-Traded Funds
Net Buys (Sells) (7,8) (in millions of dollars)
Equities	10,379	3,472	5,734	3,379	10,908	5,609	5,217	7,176	13,226	14,805	10,050	4,987	(1,221)
Hybrid	(439)	(703)	(558)	(843)	(1,155)	(1,377)	(432)	(1,397)	(329)	124	(1,324)	(464)	(603)
Bonds	7,561	5,949	5,854	6,346	8,651	10,919	11,015	10,442	7,473	10,969	8,747	12,162	11,438
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (7)	(1,607)	(4,818)	(5,544)	(4,254)	(4,679)	(4,003)	(1,261)	(4,905)	(4,492)	(4,331)	(6,785)	(3,971)	(8,537)
Exchange-Traded Funds (8)	19,108	13,536	16,574	13,136	23,083	19,154	17,061	21,126	24,862	30,229	24,258	20,656	18,151
Money Market Funds	9,085	(2,357)	9,790	3,858	9,110	8,048	9,672	11,032	9,172	8,956	11,584	12,306	14,586
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs. Additionally, 2024 includes outflows from a large international relationship of $0.1 billion in August, $0.3 billion in October, $0.6 billion in November, and an inflow of $10.3 billion from a mutual fund clearing services client in April.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $25 billion beginning in 2025; $10 billion in prior periods) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.
(4) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets; client cash excludes brokered CDs issued by Charles Schwab Bank.
(5) Represents average total interest-earning assets on the Company’s balance sheet.
(6) Represents average clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(7) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(8) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s first quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio
Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for Charles Schwab Bank, SSB (CSB), adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.
Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria. Additionally, the Company uses adjusted Tier 1 Leverage Ratio in managing capital, including its use of the measure as its long-term operating objective.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended March 31,
	2025		2024
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,144	$1,909	$2,942	$1,362
Amortization of acquired intangible assets	(130)	130	(130)	130
Acquisition and integration-related costs (1)	—	—	(38)	38
Restructuring costs (2)	—	—	28	(28)
Income tax effects (3)	N/A	(31)	N/A	(33)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$3,014	$2,008	$2,802	$1,469
(1) There were no acquisition and integration-related costs for the three months ended March 31, 2025. Acquisition and integration-related costs for the three months ended March 31, 2024 primarily consist of $17 million of compensation and benefits and $17 million of professional services.
(2) There were no restructuring costs for the three months ended March 31, 2025. Restructuring costs for the three months ended March 31, 2024 reflect a change in estimate of $31 million in compensation and benefits, partially offset by $2 million of occupancy and equipment expense and $1 million of other expense.
(3) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended March 31,
	2025		2024
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,455	43.8%	$1,798	37.9%
Amortization of acquired intangible assets	130	2.4%	130	2.7%
Acquisition and integration-related costs	—	—	38	0.8%
Restructuring costs	—	—	(28)	(0.5)%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,585	46.2%	$1,938	40.9%

	Three Months Ended March 31,
	2025		2024
	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,796	$.99	$1,251	$.68
Amortization of acquired intangible assets	130.07		130.07
Acquisition and integration-related costs	—	—	38.02
Restructuring costs	—	—	(28)	(.01)
Income tax effects	(31)	(.02)	(33)	(.02)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$1,895	$1.04	$1,358	$.74

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Return on average common stockholders’ equity (GAAP)	18%	15%
Average common stockholders’ equity	$39,752	$32,493
Less: Average goodwill	(11,951)	(11,951)
Less: Average acquired intangible assets — net	(7,679)	(8,196)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,709	1,759
Average tangible common equity	$21,831	$14,105
Adjusted net income available to common stockholders (1)	$1,895	$1,358
Return on tangible common equity (non-GAAP)	35%	39%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	March 31, 2025
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	9.9%	12.1%
Tier 1 Capital	$45,213	$33,078
Plus: AOCI adjustment	(13,614)	(11,835)
Adjusted Tier 1 Capital	31,599	21,243
Average assets with regulatory adjustments	457,495	272,273
Plus: AOCI adjustment	(14,165)	(12,419)
Adjusted average assets with regulatory adjustments	$443,330	$259,854
Adjusted Tier 1 Leverage Ratio (non-GAAP)	7.1%	8.2%